                                                             EXHIBIT (c)(7)



                     JILLIAN'S ENTERTAINMENT HOLDINGS, INC.

                             STOCKHOLDERS AGREEMENT

                           Dated as of May [ ], 1997




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                   JILLIAN'S ENTERTAINMENT HOLDINGS, INC.

                           STOCKHOLDERS AGREEMENT

                              TABLE OF CONTENTS




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PREAMBLE..........................................................................................................1

ARTICLE I         Definitions.....................................................................................2

ARTICLE II        Covenants and Conditions........................................................................7

Section 2.1       Restrictions on Transfers.......................................................................7
Section 2.2       Call by the Company.............................................................................9
Section 2.3       Come Along.....................................................................................12
Section 2.4       Take Along.....................................................................................14
Section 2.5       Purchase Rights................................................................................15
Section 2.6       Restrictions on Other Agreements...............................................................17
Section 2.7       Synthetic Sales................................................................................17
Section 2.8       Corporate Governance...........................................................................17

ARTICLE III       Registration Rights............................................................................18

Section 3.1       General........................................................................................18
Section 3.2       Demand Registrations...........................................................................18
Section 3.3       Piggyback Registration.........................................................................19
Section 3.4       Obligations of the Company.....................................................................20
Section 3.5       Furnish Information............................................................................24
Section 3.6       Expenses of Registration.......................................................................24
Section 3.7       Underwriting Requirements......................................................................25
Section 3.8       Indemnification................................................................................25
Section 3.9       Lock-Up Agreement..............................................................................28
Section 3.10      No Inconsistent Agreements.....................................................................29
Section 3.11      Stock Split and Reverse Stock Split............................................................29

ARTICLE IV        Miscellaneous..................................................................................30

Section 4.1       Remedies.......................................................................................30
Section 4.2       Entire Agreement; Amendment; Waiver............................................................30
Section 4.3       Severability...................................................................................31
Section 4.4       Notices........................................................................................31
Section 4.5       Binding Effect; Assignment.....................................................................32


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
Section 4.6       Governing Law..................................................................................32
Section 4.7       Termination....................................................................................33
Section 4.8       Recapitalization, Exchanges, Etc...............................................................33
Section 4.9       JWC Group Stockholder Representative...........................................................33
Section 4.10      Action Necessary to Effectuate the
                  Agreement......................................................................................34
Section 4.11      Purchase for Investment; Legend on
                  Certificate....................................................................................34
Section 4.12      Effectiveness of Transfers.....................................................................35
Section 4.13      Additional Stockholders........................................................................35
Section 4.14      No Waiver......................................................................................36
Section 4.15      Counterparts...................................................................................36
Section 4.16      Headings.......................................................................................36
Section 4.17      Number; Gender.................................................................................36
Section 4.18      Effective Time.................................................................................36

EXHIBIT A         Schedule of Stockholders
EXHIBIT B         Form of Note




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                             STOCKHOLDERS AGREEMENT


                  This Stockholders Agreement (this "Agreement") is entered into as of the [ ] day of May, 1997, by and among Jillian's Entertainment Holdings, Inc., a Delaware corporation (the "Company"), those persons listed as JWC Group Stockholders on the signature pages hereof, including J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Equity Partners") (collectively, the "JWC Group Stockholders"), those persons listed as Management Stockholders on the signatures pages hereof (the "Management Stockholders") and those persons listed as Non-Management Stockholders on the signatures pages hereof (the "Non-Management Stockholders"). The JWC Group Stockholders, the Management Stockholders and the Non-Management Stockholders are collectively referred to herein as the "Stockholders".

                  WHEREAS, upon consummation of the transactions contemplated by that certain Purchase Agreement dated as of May [ ], 1997 (the "Purchase Agreement"), by and among the Company, the Stockholders, those persons listed as Other Option Holders on the signature pages thereto, those persons listed as Continuing Option Holders on the signature pages thereto and those persons listed as Continuing Warrant Holders on the signature pages thereto, the Stockholders will own the number of shares of Common Stock and Preferred Stock set forth opposite their respective names on Exhibit A hereto; and

                  WHEREAS, each of the Stockholders desires to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to the Company and certain restrictions on, and rights and obligations with respect to, the Common Stock and Preferred Stock owned by the Stockholders.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  Definitions


                  For the purposes of this Agreement, the following terms shall be defined as follows:

                  1933 Act. The "1933 Act" shall mean the Securities Act of 1933, as amended.

                  1934 Act. The "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  Affiliate. An "Affiliate" of a specified Person shall mean a Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation or other entity specified and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of at least five percent (5%) of the capital stock, or any officer or director, of the Company.

                  Anniversary Date. "Anniversary Date" shall mean the date which is one year after the closing under the Purchase Agreement.

                  Associate. "Associate," (a) when used to indicate a relationship with any Person shall mean, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (iii) any relative of such Person who has the same home as such Person or is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or (b) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

                  Board. The "Board" shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

                  Business Day. "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of Delaware.

                  Cause. "Cause" shall mean (a) disregard of lawful instructions of the Board or of a superior officer of the Company or of the Board of Directors or a superior officer of any Subsidiary of the Company, as the case may be, relating to the business or affairs of the Company or any Subsidiary of the Company (the Company or Subsidiary of the Company having given written notice thereof and the employee having failed to comply, as promptly as is reasonably practicable, with such instructions upon receipt of such notice), (b) dishonesty or willful misconduct injurious to the Company or any Subsidiary of the Company whether monetarily or otherwise of a material nature, (c) conviction of a felony or any crime involving moral turpitude, (d) habitual drunkenness or drug abuse or (e) excessive absenteeism not related to a medically determinable illness or injury.

                  Common Stock. "Common Stock" shall mean the Company's common stock, par value $.001 per share, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

                  Company Stock. "Company Stock" shall mean the Common Stock, the Preferred Stock or any other common or preferred stock of the Company.

                  Good Reason. "Good Reason" shall mean with respect to any Management Stockholder, such Management


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Stockholder's resignation from his employment with the Company or any of its
Subsidiaries following and because of (a) the Company's reducing or reassigning a material portion of the Management Stockholder's duties under his employment agreement, if any, without Cause or (b) a reduction of the Management Stockholder's base salary other than in connection with an across-the-board reduction of executive compensation imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company.

                  Permitted Transfer.  A "Permitted Transfer" shall mean:

                           (a)  a Transfer of Shares by any JWC Group
Stockholder or Management Stockholder who is a natural person to such Stockholder's spouse, children, grandchildren, parents or siblings or a trust for the benefit of any of them;

                           (b)  a bona fide pledge of Shares by a JWC Group
Stockholder to a bank, financial institution or other lender;

                           (c)  a Transfer of Shares between any Stockholder
who is a natural person and such Stockholder's guardian or conservator;

                           (d)  a Transfer of Shares from any Stockholder
which is a partnership to its partners, provided such Transfer is reasonably acceptable to the Company;

                           (e)  a Transfer of Shares from any Stockholder
which is a corporation or partnership to any Affiliate of such Stockholder, provided such Transfer is reasonably acceptable to the Company;

                           (f)  a Transfer of Shares by a JWC Group Stockholder
to another JWC Group Stockholder or to an officer, employee or consultant of J.W. Childs Associates, Inc. ("JWC Associates") or to a corporation or partnership (or other entity for collective investment, such as a fund) which is controlled by, controlling or under common control with JWC Associates; or

                           (g)  a Transfer of Shares by a Management
Stockholder to another Management Stockholder.


                                       4

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No Permitted Transfer shall be effective unless and until the transferee of the
Shares so Transferred, if such transferee is not already a party to this Agreement, executes and delivers to the Company an executed counterpart of this Agreement in accordance with the terms of Section 4.13 hereof. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

                  Permitted Transferee. A "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold Shares pursuant to a Permitted Transfer.

                  Person. "Person" shall mean an individual, corporation, partnership, limited liability company, trust, or unincorporated association, or a government or any agency or political subdivision thereof.

                  Preferred Stock. "Preferred Stock" shall mean the Company's preferred stock, par value $.001 per share, that the Company may be authorized to issue from time to time, any other securities of the Company (other than Common Stock) into which such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way or reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any preferred stock of the Company hereafter authorized.

                  Public Offering. A "Public Offering" shall mean the completion of a sale of Common Stock, resulting in gross cash proceeds of not less than $25 million, pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms and also excluding the registration of any equity security issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such equity security and a debt security of the Company.

                  Registrable Securities. "Registrable Securities" shall mean all shares of Common Stock held from time to time by any party hereto and any other securities of the Company or any of its Subsidiaries issued in exchange for, upon a reclassification of, or in a distri-


                                       5

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bution with respect to, such Common Stock.  As to any particular Registrable
Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold under a Rule 144 Transaction, (c) such securities shall have ceased to be outstanding or (d) with respect to such securities held by a Non-Management Stockholder, (i) such Non-Management Stockholder owns less than 1% of the shares of Common Stock then outstanding (on a fully diluted basis after giving effect to the exercise of all options, warrants and the like and the conversion of all securities convertible into or exchangeable for Common Stock) and (ii) such securities may be disposed of by such Non-Management Stockholder in compliance with Rule 144 under the 1933 Act.

                  Rule 144 Transaction. "Rule 144 Transaction" shall mean a Transfer of Shares (a) complying with Rule 144 under the 1933 Act as such Rule or a successor thereto is in effect on the date of such Transfer (but only a sale pursuant to a "brokers' transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof) and (b) occurring at a time when Shares are registered pursuant to Section 12 of the 1934 Act.

                  Schedule. "Schedule" shall refer to the Schedule of Stockholders attached hereto as Exhibit A, as amended from time to time in accordance with Section 4.13.

                  SEC.  "SEC" shall mean the Securities and Exchange
Commission.

                  Shares. "Shares" shall mean (a) all shares of Company Stock and (b) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, any Company Stock; provided that "Shares", when referring to a number of shares of Preferred Stock, shall mean the number of shares of Common Stock into which such Preferred Stock is convertible at the prevailing conversion price.

                  Subsidiary. "Subsidiary," with respect to any entity (the "parent"), shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (b) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

                  Synthetic Sale. "Synthetic Sale" shall mean any hedge, sale or purchase of any derivative security or other action (other than Transfers expressly permitted by the terms hereof) having the effect of reducing a Stockholder's economic interest in Shares or reducing a Stockholder's exposure to a decrease in fair market value of Shares.

                  Third Party. "Third Party" shall mean any Person other than the Company.

                  Transaction Price. "Transaction Price" shall mean $.50 per Share of Common Stock (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications).

                  Transfer. "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

                                   ARTICLE II

                            Covenants and Conditions

                  Section 2.1 Restrictions on Transfers. Without the prior written consent of JWC Group Stockholders holding a majority of the aggregate number of Shares held by all of the JWC Group Stockholders, no Stockholder may


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Transfer all or any part of the Shares owned by such Stockholder other than a
Transfer of Shares which is (i) a Permitted Transfer, (ii) pursuant to a Public Offering, (iii) for any JWC Group Stockholder, Management Stockholder or Non-Management Stockholder, made after a Public Offering, pursuant to a Rule 144 Transaction; provided that no Management Stockholder or Non-Management Stockholder shall Transfer, pursuant to any Rule 144 Transaction, an aggregate number of Shares that, together with all prior Transfers by such Management Stockholder or Non-Management Stockholder pursuant to one or more Rule 144 Transactions and Public Offerings, represents more than (A) the aggregate number of Shares Transferred by the JWC Group Stockholders other than pursuant to a Permitted Transfer multiplied by (B) such Management Stockholders' or Non-Management Stockholders' Proportionate Equity Interest or (iv) pursuant to another section of this Article II. For purposes of this
Section 2.1, "Proportionate Equity Interest" shall mean the number of Shares set forth on the Schedule opposite the Management Stockholder's or Non-Management Stockholder's name plus the number of Shares underlying options granted to such Management Stockholder or Non-Management Stockholder pursuant to the Purchase Agreement (to the extent exercisable) divided by the aggregate number of Shares set forth on the Schedule opposite the names of the JWC Group Stockholders, in each case as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications. For purposes of calculating the Proportionate Equity Interest only, the number of Shares set forth opposite any Stockholder's name on the Schedule shall not include any adjustments to such number arising out of Transfers pursuant to Rule 144 Transactions or Public Offerings. Any Transfer of Shares pursuant to this Section 2.1 (other than pursuant to Sections 2.1
(ii) and (iii)) shall remain subject to the Transfer restrictions of this Agreement, and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be Transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.



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



                  Section 2.2  Call by the Company.

                           (a)  If the employment of a Management Stockholder
by the Company or any of its Subsidiaries shall terminate (a "Call Event") prior to the completion of the Company's initial Public Offering, the Company shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to such terminated Management Stockholder or such Management Stockholder's Permitted Transferees (the "Call Group") no later than ninety (90) days after the date of such Call Event, and such Management Stockholder and the Call Group shall be required to sell all (but not less than all) of the Shares which are owned by the members of the Call Group on the date of such Call Event (collectively, the "Call Securities") at a price per Share equal to the Call Price (as defined in Section 2.2(c) below) applicable to such Shares.

                           (b)  Notwithstanding anything set forth in this
Section 2.2 to the contrary, prior to the exercise of the Call Option by the Company, the Board may, in its sole discretion, elect to assign the Company's right to exercise the Call Option to purchase all, but not less than all, of the Call Securities to the JWC Group Stockholders. If the Board so elects, the Company shall give notice of such assignment to each JWC Group Stockholder (the "Call Assignment Notice"), indicating the number of Call Securities each JWC Group Stockholder is entitled to purchase (including the right to over-allotment of Call Securities, if any), the Call Price applicable to such Shares and the date of the closing of such purchase under this Section 2.2. Within five (5) Business Days of the Call Assignment Notice, those JWC Group Stockholders who intend to purchase Call Securities pursuant to this Section 2.2(b) (the "Call Securities Electing Stockholders") shall notify the Company in writing of such intention, indicating the number of Call Securities (including over-allotments, if any) they intend to purchase. The right to purchase such Call Securities shall be allocated to the JWC Group Stockholders pro rata (based on the number of Shares each JWC Group Stockholder (together with each such JWC Group Stockholder's Permitted Transferees) owns in relation to the total number of Shares owned by all of the JWC Group Stockholders); pro-vided, however, that if any JWC Group Stockholder does not elect to purchase the number of Call Securities which such JWC

Group Stockholder (and its Permitted Transferees) may purchase pursuant to this
Section 2.2(b), then the Call Securities Electing Stockholders (and their Permitted Transferees) may elect to purchase the remaining Call Securities.
The right to purchase the remaining Call Securities shall be allocated to the Call Securities Electing Stockholders pro rata (based on the number of Shares each Call Securities Electing Stockholder (together with their Permitted Trans-ferees) owns in relation to the total number of Shares owned by all of the Call Securities Electing Stockholders).

                           (c)  For purposes of this Section 2.2, the term
"Call Price" shall mean (i) if the employment of the Management Stockholder with the Company or one of its Subsidiaries is terminated for Cause or is terminated by the Management Stockholder without Good Reason, the lower of the Transaction Price and the fair market value (as determined by the Board) of each Share; and (ii) if the employment of the Management Stockholder is terminated other than for Cause or the Management Stockholder voluntarily terminates his or her employment with the Company or one of its Subsidiaries for Good Reason, the greater of the Transaction Price and the fair market value (as determined by the Board) of each Share.

                           (d)  The closing of any purchase of Call Securities
pursuant to Section 2.2(a) or 2.2(b) shall take place at the principal office of the Company (i) with respect to purchases by the Company or a Designated Employee (as defined below), on the tenth (10th) Business Day after the date of the Call Notice and (ii) with respect to any JWC Group Stockholder, on the tenth (10th) Business Day after notifying the Company in writing of its intention to exercise its right to purchase pursuant to Section 2.2(b). At such closing, the Company, the JWC Group Stockholders or the Designated Employee, as the case may be, shall deliver to the Call Group, against delivery of certificates (duly endorsed or accompanied by duly executed stock powers) representing the Call Securities, a certified check or checks payable to the Management Stockholder and/or the Permitted Transferees, as the case may be, in an amount equal to the aggregate Call Price payable in respect of such Call Securities. All of the foregoing deliveries will be deemed to be made simul-taneously, and none shall be deemed completed until all have been completed. Notwithstanding anything in this


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Section 2.3(d) to the contrary, to the extent that the Company has insufficient funds legally available for the repurchase of equity securities of the Company or the Company is not permitted to repurchase for cash equity securities of terminated employees pursuant to the agreements or indentures governing indebtedness for borrowed money of the Company or any Subsidiary, the Company may pay the purchase price for any Call Securities by delivery of a subordinated promissory note (a "Promissory Note") in substantially the form attached hereto as Exhibit B in an original principal amount equal to that portion of the Call Price not paid in cash. If an agreement or indenture referred to in the preceding sentence contains a restriction on the amount of Call Securities that can be repurchased from any terminated Management Stockholder or his Permitted Transferees in any given fiscal year of the Company, the maximum amount which the Company shall be permitted to pay for the repurchase of Call Securities from a terminated Management Stockholder or his Permitted Transferees shall be, in the aggregate, (x) the maximum amount permitted by such agreement or indenture for the fiscal year of the Company in which such Management Stockholder's employment with the Company terminates, less (y) the aggregate amount previously paid by the Company to repurchase Call Securities from any other Management Stockholder whose employment with the Company terminated in such fiscal year. Any amounts which would otherwise be available with respect to any fiscal year of the Company for the repurchase of Call Securities shall first be applied to repurchase outstanding Promissory Notes issued under this Section 2.3(d), in the order in which such Promissory Notes were issued, until all such Promissory Notes have been repurchased in accordance herewith. Repurchases shall be applied first to accrued and unpaid interest and second to principal.

                           (e)  Notwithstanding anything set forth in this
Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more new or existing employees of the Company or any of its Subsidiaries may, in the sole discretion of the Board, be designated by the Board (individually a "Designated Employee" and collectively, "Designated Employees") who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call


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Securities that the Company is entitled to purchase from the Call Group hereunder, for cash and on the same terms and conditions as set forth in
Section 2.2(d) which apply to the repurchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee who is not already a Management Stockholder shall execute a counterpart of this Agreement whereupon such Designated Employee shall be deemed a "Management Stockholder" and shall have the same rights and be bound by the same obligations as a Management Stockholder hereunder.

                           (f)  Subject to Section 2.2(b), if neither the
Company nor any Designated Employee elect to exercise the Call Option and deliver a Call Notice within ninety (90) days of a Call Event, then the Call Option provided in this Section 2.2 shall terminate, but the Management Stockholder or his Permitted Transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement.

                           (g)  Notwithstanding anything in this Agreement to
the contrary, the provisions of this Section 2.2 shall not apply to any Shares owned by Steven L. Foster or Daniel M. Smith.

                  Section 2.3 Come Along. Except as provided in Section 2.3(c) hereof, no JWC Group Stockholder shall Transfer (in one or a series of transactions within any 24-month period) Shares representing more than ten per-cent (10%) of the outstanding Shares (calculated on a fully diluted basis) to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in Sections 2.3(a) and 2.3(b) below.

                           (a)  Any JWC Group Stockholder, when desiring to
Transfer such Shares (the "Transferor"), shall give not less than ten (10) days prior written notice of such intended Transfer to each other Stockholder and to the Company. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the "Participation Securities") by the Transferor, the purchase price per Share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within ten (10) days following the delivery


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



of the Participation Notice by the Transferor to each other Stockholder and to the Company, each Stockholder desiring to participate in such proposed Transfer (each, a "Participating Offeree") shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon substantially the same terms and conditions as the Transferor provided that if the Transferor is Transferring Preferred Stock and if the financial condition and prospects of the Company are such that, in the good faith determination of the proposed transferee, the liquidation preference of the Preferred Stock has value to the proposed transferee, the purchase price per Share of Common Stock may be adjusted to take into account the value of the liquidation preference) up to that number of Shares owned by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by such Participating
Offeree as of the date of such proposed Transfer and the denominator of which is the aggregate number of Shares actually owned as of the date of such Participation Notice by the Transferor and by all Participating Offerees, multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by the Transferor shall be reduced to the extent necessary to provide for such sales of Shares by Participating
Offerees.

                           (b)  At the closing of any proposed Transfer in
respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto (duly endorsed or with duly executed stock powers) and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

                           (c)  The provisions of this Section 2.3 shall not
apply to (i) any Permitted Transfer, (ii) any Transfer pursuant to or following a Public Offering or (iii) any Transfer pursuant to Section 2.4.



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



                  Section 2.4  Take Along.

                           (a)  If a JWC Group Stockholder or group of JWC
Group Stockholders holding more than one-third (1/3) of the then outstanding Shares (the "Take Along Group") determine to sell or exchange (in a business combination or otherwise), in one or a series of bona fide arms-length transactions to a Third Party who is not an Affiliate of the Take Along Group, 50% or more of the aggregate number of Shares owned by the JWC Group Stock-holders on the date of the closing under the Purchase Agreement (as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications), then, upon fifteen (15) days written notice by the Take Along Group to each other Stockholder, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Take Along Group (such notice being referred to as the "Sale Request"), each other Stockholder (each, a "Seller") shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on substantially the same terms as the Take Along Group, that number of Shares owned by such Seller as shall equal the product of (i) a fraction, the numerator of which is the number of Shares proposed to be transferred by the Take Along Group as of the date of such Sale Request and the denominator of which is the aggregate number of Shares actually owned as of the date of such Sale Request by the Take Along Group, multiplied by (ii) the number of Shares actually owned as of the date of such Sale Request by such Seller; provided that if the Take Along Group is selling or exchanging Preferred Stock and if the financial condition and prospects of the Company are such that, in the good faith determination of such Third Party, the liquidation preference of the Preferred Stock has value to such Third Party, the consideration to the Sellers for their Common Stock may be adjusted to take into account the value of the liquidation preference. Each Seller shall (i) deliver certificates for all of its Shares at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances and (ii) if stockholder approval of the transaction is required, vote its Shares in favor thereof.

                           (b)  The provisions of this Section 2.4 shall not
apply to (i) any Transfer pursuant to or following a Public Offering or (ii) a Permitted Transfer.

                  Section 2.5  Purchase Rights.

                           (a)  Purchase Rights.  In the event that, prior to
March 31, 2000, the Board determines that Jillian's Entertainment Corporation, a Florida corporation ("Jillian's"), requires additional capital funding in order to achieve the Base Plan (as defined in the Stock Option Agreement attached as Exhibit A to the Purchase Agreement and subject to adjustment from time to time as set forth in such Stock Option Agreement) and neither the Company nor Jillian's is able to secure such funding, on acceptable terms, at an all-in cost of capital of no more than twenty percent (20%) annually within ninety (90) days of such determination (JWC Associates or its Affiliates having used reasonable best efforts to secure such funding on behalf of the Company or Jillian's), then each of the Stockholders will have the right to purchase a pro rata number of newly issued Shares (calculated on a fully diluted basis, excluding the effect of any options issued under the Company's 1997 Non-Qualified Stock Option Plan) of Common Stock or junior Preferred Stock for $0.9322 per Share (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications) (a "Company Purchase Right"). The total number of Shares of Common Stock and junior Preferred Stock that may be purchased pursuant to the Company Purchase Rights shall not exceed 7,000,000 (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications). To the extent that a Stockholder does not exercise its Company Purchase Right (a "Non-Exercising Stockholder"), the remaining Stockholders will each have the right to purchase a number of additional newly issued Shares of Common Stock or junior Preferred Stock for $0.9322 per Share (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications), equal to a pro rata portion (calculated on a fully diluted basis, excluding the Non-Exercising Stockholder and the effect of any options issued under the Company's 1997 Non-Qualified Stock Option Plan) of the number of such Shares that could have been purchased by such Non-Exercising Stockholder pursuant to the exercise of its Company Purchase

Right. The Company Purchase Rights may not be sold, transferred, assigned, pledged or otherwise disposed of or encumbered, in whole or in part, without the prior written consent of each of the Stockholders.

                           (b)  Notice from the Company.  In the event the
Company proposes to issue Shares pursuant to Section 2.5(a), the Company shall give each Stockholder written notice of such proposal, describing the type of Shares to be issued and the price and the terms upon which the Company proposes to issue the same. For a period of ten (10) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Stockholder its pro rata portion of such Shares, calculated in accordance with Section 2.5(a), for the price and upon the terms specified in the notice. Each Stockholder may exercise its Company Purchase Right by giving written notice to the Company within such ten (10) day period and stating therein the quantity of such Shares to be purchased.

                           (c)  Failure to Exercise.  In the event that any
Stockholder fails to exercise in full its Company Purchase Right within said ten (10) day period, the Company shall give written notice to each Stockholder who fully exercised its Company Purchase Right of the aggregate number of additional Shares which may be purchased by such Stockholders pursuant to
Section 2.5(a). For a period of ten (10) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each such Stockholder its pro rata portion of such Shares, calculated in accordance with Section 2.5(a), for the price and upon the terms specified in the notice. Each such Stockholder may exercise its right to purchase such Shares by giving written notice to the Company within such ten
(10) day period.

                           (d)  Closing.  The closing for any issuance
pursuant to this Section 2.5 shall take place as proposed by the Company with respect to the Shares to be issued, at which closing the Company shall deliver certificates for the Shares in the respective names of the purchasing Stockholders against receipt of payment therefor.

                  Section 2.6 Restrictions on Other Agreements. Until the completion of a Public Offering by the Company, no Stockholder (other than the JWC Group Stockholders as among themselves) shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares, nor shall any Stockholder enter into any stockholders agreements or arrangements of any kind with any person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent herewith.

                  Section 2.7 Synthetic Sales. Any Synthetic Sales by a Management Stockholder then employed by the Company or any of its Subsidiaries shall require the prior written approval of the Board.

                  Section 2.8 Corporate Governance. Until the tenth (10th) anniversary of the date of the closing under the Purchase Agreement, the Company and each of the Stockholders shall take all action (including but not limited to such Stockholder's voting, or executing proxies or written consents with respect to, the Shares held at the time by such Stockholder) as may be requested from time to time by the JWC Group Stockholder Representative (as defined below) or a majority in interest of the JWC Group Stockholders, so that the Board shall include such number of members designated by the JWC Group Stockholder Representative or a majority in interest of the JWC Group Stockholders. The JWC Group Stockholder Representative or a majority in interest of the JWC Group Stockholders shall also be entitled to require that any member of the Board so designated pursuant to this Section 2.8 be removed or replaced by another designee of the JWC Group Stockholder Representative or a majority in interest of the JWC Group Stockholders, in which event the Company and each of the Stockholders shall take all action (including but not limited to such Stockholder's voting, or executing written consents with respect to, the Shares held at the time by such Stockholder) as may be necessary to effect such removal or replacement.

                                  ARTICLE III

                              Registration Rights

                  Section 3.1 General. For purposes of Article III: (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; and (b) the term "Holder" means any Stockholder or Permitted Transferee thereof.

                  Section 3.2  Demand Registrations.

                           (a)  If the Company shall receive a written
request (specifying that it is being made pursuant to this Section 3.2) from the JWC Group Stockholders who together with their Permitted Transferees own in the aggregate at least ten percent (10%) of the Shares (as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications) acquired by the JWC Group Stockholders at the time of the closing under the Purchase Agreement (the "Requesting JWC Group Stockholders") that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of Common Stock, then the Company shall, not later than ninety (90) days after receipt by the Company of a written request for a demand registration pursuant to this Section 3.2, file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates (the "Requested Shares"), and the Company shall use its best efforts to cause the offering of such Requested Shares to be registered under the 1933 Act. The Company shall be obligated to effect only three (3) registrations of Registrable Securities pursuant to this Section 3.2 and such registrations may be effected no earlier than six (6) months, twelve (12) months or eighteen (18) months, respectively, following completion of an initial Public Offering of Common Stock by the Company.

                           (b)  If, pursuant to Section 3.3, the total amount
of securities that all Holders and all other holders of securities which have applicable registration rights request to be included in an offering made pursuant to this Section
3.2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected from the securities requested to be included by all Holders and such other holders pro rata based on the number of securities which each of them owns.

                  Section 3.3  Piggyback Registration.

                  (a) If, at any time, the Company determines to register any of its equity securities (including securities convertible into equity securities, but excluding equity securities being registered pursuant to a registration statement on Form S-8 and equity securities issued in connection with mezzanine debt or senior financing of the Company, or equity securities issued upon conversion or exchange thereof or in connection therewith), for its own account in connection with the public offering of such securities (other than the initial Public Offering), the Company shall, at each such time, promptly give each JWC Group Stockholder or Permitted Transferee thereof written notice of such determination no later than twenty (20) days before the effective date of any such registration. Upon the written request of any JWC Group Stockholder or Permitted Transferee thereof received by the Company within ten (10) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Shares of each JWC Group Stockholder or Permitted Transferee thereof that such JWC Group Stockholder or Permitted Transferee thereof has requested be registered. If the total amount of securities that are to be included by the Company in such registration exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, selected from the securities requested to be included by all JWC Group Stockholders and Permitted Transferees thereof pro rata based on the number of securities which each of them owns.

                           (b)  If, at any time, the Company determines to
register for the account of any JWC Group Stockholder (whether pursuant to the provisions of Sections 3.2 or 3.3(a) or otherwise), any of its equity securities (including securities convertible into equity securities, but excluding equity securities being registered pursuant to a registration statement on Form S-8 and equity securities issued in connection with mezzanine debt or senior financing of the Company, or equity securities issued upon conversion or exchange thereof or in connection therewith), under the 1933 Act in connection with the public offering of such securities (other than the initial Public Offering), the Company shall, at each such time, promptly give each Holder written notice of such determination no later than twenty (20) days before the effective date of any such registration. Upon the written request of any Holder received by the Company within ten (10) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Shares of each Holder that such Holder has requested be registered. If the total amount of securities that are to be included by the Company in such registration exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, selected from the securities requested to be included by all Holders pro rata based on the number of securities which each of them owns.

                  Section 3.4  Obligations of the Company.

                           (a)  Whenever required under Section 3.2 or 3.3
hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

                                        (1)  prepare and file with the SEC a
         registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registra-tion statement current; provided, however, that if such registration statement does not become effective, then any demand registration pursuant to Section 3.2 prompting such undertaking by the Company shall be deemed to be rescinded and retracted and shall not be counted as, or deemed or considered to be or to have been, a demand registration pursuant to Section 3.2 for any purpose;

                                        (2)  as expeditiously as reasonably
         possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the dis-position of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of up to 180 days (if, in the reasonable discretion of the Holders owning securities covered by such registration statement, such period of time is necessary for the successful completion of the offering of such securities) after the effective date of such registration statement, all as requested by such Holders;

                                        (3)  as expeditiously as reasonably
         possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Reg-istrable Securities owned by them;

                                        (4)  as expeditiously as reasonably
         possible, use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata to the extent required by such jurisdiction;

                                        (5)  use its best efforts to cause all
         Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Secu-rities in the United States;

                                        (6)  notify each seller of Registrable
         Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holders promptly prepare to furnish to such seller or Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                                        (7)  otherwise use its best efforts to
         comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each such seller a copy of any post-effective amendment or supplement to such registration statement or prospectus;

                                        (8)  provide and cause to be maintained
         a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                                        (9)  use its best efforts to list all
         Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed.

                           (b)  In the case of any underwritten offering, the
Company will furnish to each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement a signed counterpart, addressed to such Holder, of an opinion of counsel for the Company dated the effective date of such registration statement, and such opinion of counsel shall cover those matters which are customarily covered in opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities.

                           (c)  Except as otherwise set forth in Section 3.3,
if the Company at any time proposes to register any of its securities under the 1933 Act, wheth-er or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will make reasonable efforts, if requested by any Holder of Registrable Securities who requests registration of Registrable Securities in connection therewith pursuant to Section 3.2 or 3.3 hereof, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

                           (d)  In connection with the preparation and filing
of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act.

                  Section 3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Article III that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  Section 3.6 Expenses of Registration. All expenses incurred in connection with a registration pursuant to Section 3.2 or 3.3 hereof (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by a majority in interest of such Holders based on the number of Registrable Securities included in such registration) shall be borne by the Company.

                  Section 3.7 Underwriting Requirements. In connection with any underwritten registration of Registrable Securities under this Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by the Company and the other agreements on the part of the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. Such underwriters shall be selected (i) by the Company, in the case of a registration pursuant to Section 3.3, or (ii) by the Holders requesting a demand registration, in the case of a regis-tration pursuant to Section 3.2.

                  Section 3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Article III:

                           (a)  To the fullest extent permitted by law, the
Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any alleged violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss claim, damage, expense, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registra-tion statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

                           (b)  To the fullest extent permitted by law, each
Holder requesting or joining in a registration will indemnify and hold harmless the Company, as the case may be, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any person who controls any such agent or underwriter and each other Holder and any person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

                           (c)  Any person seeking indemnification under this
Section 3.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

                           (d)  If for any reason the foregoing indemnification
is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the applicable indemnifying party and the applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

                  Section 3.9 Lock-Up Agreement. If required by the underwriter, each Stockholder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Stockholder (other than securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as is acceptable to the underwriter following the effective date of each registration statement of the Company filed under the 1933 Act which includes securities to be sold to the public in an underwritten offering. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

                  Section 3.10 No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with (or superior to) the rights granted to the Holders of Registrable Securities in this Agreement.

                  Section 3.11 Stock Split and Reverse Stock Split. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.2 hereof, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is not the number necessary for the success of such offering, the Company shall use its best efforts to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. If necessary in connection therewith, the Company shall use its best efforts to cause to be recommended, approved and adopted by its Board and approved and adopted by its stockholders, and, if so approved and adopted, file and cause to become effective, an amendment to its certificate of incorporation increasing the number of shares of Common Stock which the Company is authorized to issue.
Each Stockholder, together with its Permitted Transferees, hereby agrees to vote the Shares held by it in favor of adopting such amendment.

                                   ARTICLE IV

                                 Miscellaneous

                  Section 4.1 Remedies. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the sale or other disposition of such Shares or rescinding any such sale or other disposition). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

                  Section 4.2 Entire Agreement; Amendment; Waiver. This Agreement, together with the Schedule hereto and the Purchase Agreement, sets forth the entire understanding of the parties, and as of the closing contemplated by the Purchase Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. The Schedule may be amended to reflect changes in the composition of the Stockholders and changes in stock ownership that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when a copy of this Agreement, as executed by any new transferee, is filed with the Company, except as otherwise provided in Section 4.13 hereof. Any other amendment to, or the termination of, this Agreement shall be in writing and shall require the written consent of (i) the Company and (ii) either the JWC Group Stockholder Representative or a majority in interest of the JWC Group

Stockholders. Notwithstanding the preceding sentence, no amendment may adversely affect the JWC Group Stockholders, the Non-Management Stockholders or the Management Stockholders at any time, unless consented to in writing by a majority in interest of such adversely affected group. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to the benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

                  Section 4.3  Severability.  The invalidity or
unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

                  Section 4.4 Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three (3) Business Days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

                           (a)  For notices and communications to the
Management Stockholders or the Non-Management Stockholders, to the respective addresses set forth in the Schedule;


                           (b)  for notices and communications to the Company:

                                         Jillian's Entertainment
                                           Holdings, Inc.
                                         727 Atlantic Avenue, Suite 600
                                         Boston, MA  02111
                                         Attention:  Daniel M. Smith
                                         Facsimile No.:  (617) 350-5606
                                         with a copy to:

                                         J.W. Childs Associates, L.P.
                                         One Federal Street, 21st Floor
                                         Boston, MA  02110
                                         Attention:  Glenn A. Hopkins
                                         Facsimile No.:  (617) 753-1101


                           (c)  for notices and communications to the JWC Group
Stockholders, to the respective addresses set forth in the Schedule, with a copy to:

                                         Skadden, Arps, Slate,
                                           Meagher & Flom LLP
                                         One Beacon Street
                                         Boston, MA  02108
                                         Attention:  Louis A. Goodman, Esq.
                                         Facsimile No.:  (617) 573-4822

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

                  Section 4.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that the rights under this Agreement may not be assigned except as expressly provided herein, it being understood that the Company's rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company [if such merger, consolidation or like event does not result in a change in control of the Company]. No such assignment shall relieve an assignor of its obligations hereunder.

                  Section 4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without giving effect to the principles of conflicts of law thereof).

                  Section 4.7 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Shares, the provisions of Articles II and III of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement such Stockholder, Permitted Transferee or other transferee as the case may be, no longer own any Shares; provided that termination pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. As provided above, the provisions of Sections 2.3, 2.4, 2.5 and 2.6 shall not apply to the Shares owned by Stockholders following a Public Offering.

                  Section 4.8 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                  Section 4.9  JWC Group Stockholder Representative.  Each
JWC Group Stockholder hereby designates and appoints (and each Permitted Transferee of each such JWC Group Stockholder is hereby deemed to have so designated and appointed) each of Steven G. Segal and Glenn A. Hopkins, as his attorney-in-fact with full power of substitution for each of them (the "JWC Group Stockholder Representative"), to serve as the representative of each such JWC Group Stockholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such JWC Group Stockholder and hereby acknowledges that the JWC Group Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such JWC Group Stockholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapaci-ty of such JWC Group Stockholder. Each such person hereby authorizes (and each such Permitted Transferee shall be deemed to have authorized) the other parties hereby to disregard any notice or other action taken by such person pursuant to this Agreement except for the JWC Group Stockholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the JWC Group Stockholder Representative and are and will be entitled and authorized to give notices only to the JWC Group Stockholder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the JWC Group Stockholder Representative may be chosen by a majority in interest of the JWC Group Stockholders, provided that notice thereof is given by the new JWC Group Stockholder Representative to the Company and to each other Stockholder.

                  Section 4.10 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

                  Section 4.11 Purchase for Investment; Legend on Certificate. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no Transfer of Shares may be made except in compliance with applicable federal and state securities laws. Each of the certificates of Shares of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

                  "The shares represented by this stock certificate are subject to the terms and conditions, including restrictions on transfer, of a Stockholders Agreement dated as of May [ ], 1997, as amended from time to time. A copy of the Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge upon the Company's receipt of a written request therefor. Any sale or transfer in violation of said Agreement shall be null and void."

                  All certificates of Shares shall also bear all legends required by federal and state securities laws.

                  Section 4.12 Effectiveness of Transfers. All Shares Transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act or pursuant to a Rule 144 Transaction) shall, except as otherwise expressly stated herein, be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement (as through such party had so agreed pursuant to Section 4.13 hereof) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.13 hereof. No Shares shall be Transferred on the Company's books and records, and no Transfer of Shares shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

                  Section 4.13 Additional Stockholders. Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Stockholder acquiring Shares (except for transferees acquiring Shares in an offering registered under the 1933 Act or in a Rule 144 Transaction and except as otherwise permitted by the Board) shall, on or before the Transfer or issuance to it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (a) a Management Stockholder if a Permitted Transferee of a Management Stockholder or an employee of the Company or any of its Subsidiaries, (b) a JWC Group Stockholder if a Permitted Transferee or an employee or affiliate of J.W. Childs Associates, Inc. or Equity Partners or (c) a Non-Management Stockholder if such person or entity does not fall within either (i) or (ii) above; provided that a transferee which is a Permitted Transferee under clause (b) of the definition of Permit-ted Transferee shall not be obligated to so agree until foreclosure on its pledge.

                  Section 4.14 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  Section 4.15 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  Section 4.16 Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

                  Section 4.17 Number; Gender. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.

                  Section 4.18 Effective Time. Notwithstanding anything in this Agreement to the contrary, this Agreement shall become binding and effective as of the date of the closing under the Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed under seal as of the date and year first above written.




                                                     JILLIAN'S ENTERTAINMENT
                                                     HOLDINGS, INC.


                                                     By:
                                                        ------------------------
                                                        Name:   Glenn A. Hopkins
                                                        Title:  President




JWC Group Stockholders:

                                                    J.W. CHILDS EQUITY PARTNERS,
                                                    L.P.

                                                    By:  J.W. Childs Advisors,
                                                    L.P., its general partner

                                                    By:  J.W. Childs Associates,
                                                    L.P., its general partner

                                                    By:  J.W. Childs Associates,
                                                    Inc., its general partner


                                                    By:
                                                       -------------------------
                                                       Name:   Glenn A. Hopkins
                                                       Title:  Vice President

JWC Group Stockholders
(continued):




                                                ------------------------------
                                                Glenn A. Hopkins, as agent and
                                                attorney-in-fact for certain
                                                coinvestors under Purchaser
                                                Appointment of Agent and Power
                                                of Attorney and not in his
                                                individual capacity

                            Management Stockholders:



                                                 -----------------------------
                                                 Steven L. Foster



                                                 -----------------------------
                                                 Daniel M. Smith

                                                Non-Management Stockholders:


                                                -----------------------------
                                                Steven Rubin


                                                -----------------------------
                                                Kevin Troy


                                                -----------------------------
                                                Kerry Breitbart


                                                THE BLIND TRUST
                                                UDT 3/26/93


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


                                                -----------------------------
                                                Warren Berman


                                                -----------------------------
                                                William Hurlin

Non-Managment Stockholders
(continued):

                                                 ISLAND PARTNERS, LTD.


                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title: